As filed with the Securities and Exchange Commission on November 22, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION	BofA FINANCE LLC
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

DELAWARE	DELAWARE
(State or incorporation or organization)	(State or incorporation or organization)

56-0906609	81-3167494
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Senior Medium-Term Notes, Series A, Step Up Callable Notes, due November 28, 2031	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-213265

Securities to be registered pursuant to Section 12(g) of the Act:	None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Senior Medium-Term Notes, Series A, Step Up Callable Notes, due November 28, 2031 (the “Notes”) of BofA Finance LLC (“BofA Finance”) and the guarantee of the Notes by Bank of America Corporation (“Bank of America” and together with BofA Finance, the “Registrants”). A description of the Notes and a description of the related guarantee by Bank of America are contained in (i) the Registrants’ Prospectus, dated November 4, 2016, included in the Registrants’ registration statement on Form S-3 (File No. 333-213265) under the caption “Description of Debt Securities” and (ii) the Registrants’ Prospectus Supplement, dated November 4, 2016, under the caption “Description of the Notes”, each of which is incorporated herein by reference, and as further supplemented by the description of the Notes contained in the Pricing Supplement to be filed on or about November 23, 2016 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which contains the final terms and provisions of the Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.	Exhibits

Exhibit No.	Description

1.	Indenture, dated as of August 23, 2016 among BofA Finance LLC, as issuer, Bank of America Corporation, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated herein by reference to Exhibit 4.1 to the Registrants’ Registration Statement on Form S-3 (No. 333-213265)

2.	Form of Master Global Senior Medium-Term Note, Series A, of BofA Finance LLC, incorporated herein by reference to Exhibit 4.1 to the Registrants’ Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-213265)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 22, 2016

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

BofA FINANCE LLC

By:	/s/ Angela C. Jones
Angela C. Jones President and Manager

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Indenture, dated as of August 23, 2016 among BofA Finance LLC, as issuer, Bank of America Corporation, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated herein by reference to Exhibit 4.1 to the Registrants’ Registration Statement on Form S-3 (No. 333-213265)

2.	Form of Master Global Senior Medium-Term Note, Series A, of BofA Finance LLC, incorporated herein by reference to Exhibit 4.1 to the Registrants’ Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-213265)